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                                                                          (LOGO)
                       STATE STREET BANK AND TRUST COMPANY

                         CUSTODIAN FEE SCHEDULE ADDENDUM
                               FOR GNMA SECURITIES
                                 TRADED THROUGH
                           PARTICIPANTS TRUST COMPANY
                               FPA NEW INCOME FUND
                               FPA PERENNIAL FUND
                                 SOURCE CAPITAL
                             FPA CAPITAL FUND, INC.
                            FPA PARAMOUNT FUND, INC.

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The fees identified in this addendum replace fees for GNMA securities as they are converted. All other charges not identified herein remain in force.

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                  Description                                                   Amount
                  -----------                                                   ------
I.       PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

         a.       PTC Purchase                                                  $25.00
         b.       PTC Sale                                                      $25.00
         c.       Deposit/Withdrawal of GNMA Certificates                       $25.00

II.      OUT-OF-POCKET EXPENSES

         From Participants Trust Company

         a.       Deposit/Withdrawal of GNMA Certificates for
                  Same Day Turnarounds                                          $50.00

         b.       Principal Paydowns Subject to Interim Accounting
                  by PTC (items settling after record date)                     $10.00

         c.       Interest expense for advancement of monthly
                  principal and interest payments                               Variable
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         FPA PARAMOUNT FUND, INC.
         FPA NEW INCOME FUND
         FPA PERENNIAL FUND
         SOURCE CAPITAL
         FPA CAPITAL FUND, INC.                  STATE STREET BANK AND TRUST CO.
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
By:                                              By: E. D. Hawkes, Jr.
   -------------------------------------            --------------------------------
Title  Treasurer                                 Title  Vice President
     -----------------------------------              ------------------------------
Signature: /s/ Julio J. de Puzo, Jr.             Signature: /s/ E. D. Hawkes, Jr.
          ------------------------------                   -------------------------
Date  February 14, 1990                          Date  January 10, 1990
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